UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
     SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 31, 2007

A.G. EDWARDS, INC.

Delaware	001-08527	43-1288229
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction)		Identification Number)

One North Jefferson
St. Louis, Missouri		63103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 955-3000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

    ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

    ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events.

     On May 31, 2007, Wachovia Corporation (“Wachovia”) and A.G. Edwards, Inc. (“A.G. Edwards”) issued a joint press release announcing that they had entered into an Agreement and Plan of Merger, dated May 30, 2007 (the “Merger Agreement”), that provides, among other things, for A.G. Edwards to be merged with a wholly-owned subsidiary of Wachovia (the “Merger”). As a result of the Merger, each outstanding share of A.G. Edwards common stock will be converted into a right to receive 0.9844 shares of Wachovia common stock and $35.80 in cash.

     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

FORWARD LOOKING STATEMENTS

This filing contains certain forward-looking statements, including certain plans, expectations, goals, and projections with respect to each of Wachovia and A.G. Edwards and the combined company following the proposed merger between Wachovia and A.G. Edwards (the “Merger”), which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: (1) the risk that the businesses of Wachovia and A.G. Edwards, in connection with the Merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) the risk that expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; (3) the risk that revenues following the Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the inability to obtain governmental approvals of the Merger on the proposed terms and schedule; (6) the failure of A.G. Edwards’ shareholders to approve the Merger; (7) the risk that the strength of the United States economy in general and the strength of the local economies in which Wachovia and/or A.G. Edwards conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s loan portfolio and allowance for loan losses; (8) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (9) potential or actual litigation; (10) inflation, interest rate, market and monetary fluctuations; and (11) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s and A.G. Edwards’ brokerage and capital markets activities. Additional factors that could cause Wachovia’s and A.G. Edwards’ results to differ materially from those described in the forward-looking statements can be found in Wachovia’s and A.G. Edwards’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning A.G. Edwards or the proposed Merger or other matters and attributable to Wachovia or A.G. Edwards or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia and A.G. Edwards do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this filing.

ADDITIONAL INFORMATION

The proposed Merger will be submitted to A.G. Edwards’ shareholders for their consideration. Wachovia will file a registration statement with the SEC, which will include a proxy statement/prospectus regarding the proposed Merger. A.G. Edwards’ shareholders and other investors are urged to read the registration statement and the proxy statement/prospectus when they become available, as well as any other relevant documents concerning the proposed Merger filed with the SEC (and any amendments or supplements to those documents), because they will contain important information. You will be able to obtain a free copy of the registration statement and the proxy statement/prospectus, as well as other filings containing information about Wachovia and A.G. Edwards, at the SEC’s website (http://www.sec.gov) and at the companies’ respective websites, www.wachovia.com and www.agedwards.com. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Wachovia Corporation, Investor Relations, One Wachovia Center, 301 South College Street, Charlotte, NC 28288-0206, 704-383-0798; or to A.G. Edwards, Inc., Investor Relations, One North Jefferson Avenue, St. Louis, MO 63103, 314-955-3000.

Wachovia and A.G. Edwards and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of A.G. Edwards in connection with the proposed Merger. Information about the directors and executive officers of Wachovia is set forth in the proxy statement for Wachovia’s 2007 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 9, 2007. Information about the directors and executive officers of A.G. Edwards is set forth in the proxy statement for A.G. Edwards’ 2007 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on May 15, 2007. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger may be obtained by reading the proxy statement/-prospectus regarding the proposed Merger when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.	Description
99.1	Press Release dated May 31, 2007

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

A.G. EDWARDS, INC.

Date:	May 31, 2007	By: /s/ Douglas L. Kelly

Name: Douglas L. Kelly
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 31, 2007